NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

Effective Date: May 23, 2023 Up to U.S. $400,000.00

FOR VALUE RECEIVED, American International Holdings Corp., a Delaware corporation ("**Borrower**"), promises to pay to the order of Pacific Lion LLC, a Florida limited liability company, or its successors or assigns ("**Lender**"), up to $400,000.00 and any interest accrued hereunder on the date that is twelve (12) months from the Effective Date (the "**Maturity Date**") in accordance with the terms set forth herein and to pay interest on the outstanding balance at the rate of six percent (6%) per annum from the Effective Date until the same is paid in full. This Convertible Promissory Note (this "**Note**") is issued and made effective as of May 23, 2023 (the "**Effective Date**"). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The first tranche of $100,000.00 will be funded on the Effective Date. Lender may fund tranches of up to an additional $300,0000.00 (for a total of up to $400,000.00), by delivering written notice to Borrower of its intent to fund additional amounts hereunder, and subsequently delivering such funds to Lender via wire transfer of immediately available funds.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Borrower may prepay the principal amount of this Note at any time without penalty; *provided, however*, in the event the principal amount of this Note is prepaid all remaining interest that would have accrued as of the Maturity Date will be accelerated and may not be prepaid.

2. Security. This Note is unsecured.

3. Automatic Conversion. Upon Borrower's successful completion of an Uplisting, the Outstanding Balance of this Note will automatically convert in shares ("**Conversion Shares**") of Borrower's common stock, par value $0.00001 (the "**Common Stock**"), at the Automatic Conversion Price. The Conversion Shares will be delivered pursuant to Section 8 below.

4. Borrower Optional Conversion. Upon the occurrence of an Event of Default (as defined

below) and during the period beginning on the Maturity Date if this Note is still outstanding and ending on the date the Note is repaid in full, Borrower will have the right to convert all or any portion of the Outstanding Balance into Conversion Shares at the Borrower Optional Conversion Price by sending Borrower a Conversion Notice in the form attached hereto as Exhibit A. The Conversion Shares will be delivered pursuant to Section 8 below.

5. Defaults and Remedies.

5.1. Defaults. The following are events of default under this Note (each, an "**Event of Default**"): Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; Borrower makes a general assignment for the benefit of creditors; Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); an involuntary bankruptcy proceeding is commenced or filed against Borrower; or (g) Borrower breaches any covenant in Section 4 of the Purchase Agreement. Notwithstanding the foregoing, the occurrence of any of the foregoing events will not be considered an Event of Default unless Borrower fails to cure such event within ten (10) Trading Days of its receipt of written notice from Lender.

5.2. Remedies. Following an Event of Default, Lender may accelerate this Note by written notice to Borrower with the outstanding balance becoming immediately due and payable. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

6. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the "**Delivery Date**"), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee.

9. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own

a number of shares exceeding 4.99% (the "**Maximum Percentage**") of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to Borrower, Lender may increase the Maximum Percentage to 9.99%, but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

10. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender shall have such opinion provided by its counsel.

11. Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and wholly performed in that jurisdiction. Each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Pinellas County, Florida in any proceeding arising out of or relating to this Note and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing. **The parties expressly and irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to this Note and with respect to any claims arising out of or related to this Note.**

12. Cancellation. After repayment or conversion of the entire outstanding balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

13. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

14. Assignments. Neither party may assign this Note without the consent of the other party. Any assignment or assumption in connection with a Change of Control is subject to Lender's approval, unless this Note is paid in full in connection with such Change of Control.

15. Notices. Whenever notice is required to be given under this Note, such notice shall be given as set forth in the Purchase Agreement.

16. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

AMERICAN INTERNATIONAL HOLDINGS CORP.

By: ______________________________
Mike McLaren, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

PACIFIC LION LLC

By: Jacob Fernane
Jacob Fernane, Managing Member

7/17/2023

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. "**Automatic Conversion Price**" means eighty percent (80%) multiplied by the registered offering price used in conjunction with the Uplisting. In the event of a direct listing, the Conversion Price will be eighty percent (80%) multiplied by the volume weighted average price of the Common Stock on the Senior Exchange during the first five (5) Trading Days following the Uplisting.

A2. "**Borrower Optional Conversion Price**" means eighty percent (80%) multiplied by the average of the closing trade price of the Common Stock for the five (5) Trading Days immediately preceding the date of Conversion.

A3. "**DTC**" means the Depository Trust Company or any successor thereto.

A4. "**DTC/FAST Program**" means the DTC's Fast Automated Securities Transfer program.

A5. "**DWAC**" means the DTC's Deposit/Withdrawal at Custodian system.

A6. "**DWAC Eligible**" means that (a) Borrower's Common Stock is eligible at DTC for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system; (b) Borrower has been approved (without revocation) by DTC's underwriting department; (c) Borrower's transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A7. "**Senior Stock Exchange**" means Nasdaq, NYSE, NYSE American or other similar national stock exchange.

A8. "**Trading Day**" means any day on which Borrower's principal trading market is open for trading.

A9. "**Uplisting**" means the moving of the listing of the Common Stock from OTC Markets to a Senior Stock Exchange.

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EXHIBIT A

Pacific Lion LLC

American International Holdings Corp.
Attn: Mike McLaren
205S Bailey Street Suite 900
Electra, TX 76360

Date: ______________

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to American International Holdings Corp., a Delaware corporation (the "**Borrower**"), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on May 23, 2023 (the "**Note**"), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: ____________
B. Conversion #: ____________
C. Conversion Amount: ____________
D. Conversion Price: __________
E. Conversion Shares: _____________(C divided by D)
F. Remaining Outstanding Balance of Note: ____________

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: ______________________
DTC#: ______________________
Account #: ______________________
Account Name: ______________________

Address: ______________________
____
____

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

____
____
____

Sincerely,

Lender:

By: ______________________________
Jacob Fernane, Manager